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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement on Form S-4 of Tyco International Ltd. of our report dated October 23, 1998, on our audits of the consolidated financial statements and consolidated financial statement schedule at September 30, 1998 and 1997, and for the year ended September 30, 1998, the nine months ended September 30, 1997 and the year ended December 31, 1996, which report is included in Tyco's Annual Report on Form 10-K for the year ended September 30, 1998, and of our report dated November 23, 1998, on our audit of the combination of the historical consolidated financial statements and consolidated financial statement schedule of Tyco International Ltd. and United States Surgical Corporation after restatement for the pooling of interests as described in Note 1 to the supplemental consolidated financial statements, which report is included in the Company's Current Report on Form 8-K filed December 10, 1998. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ PRICEWATERHOUSECOOPERS

Hamilton, Bermuda
December 10, 1998